UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2024

Swiftmerge Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41164	98-1582153
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Executive Suite

4318 Forman Ave

Toluca Lake, CA, 91602

(Address of principal executive offices, including zip code)

(424) 431-0030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	IVCPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	IVCP	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in its definitive proxy statement (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on March 4, 2024, Swiftmerge Acquisition Corp. (the “Company”) held an extraordinary general meeting of its shareholders on June 12, 2023 (the “Meeting”) to consider and vote upon the Extension Proposal, the Trust Amendment Proposal and the NTA Requirement Amendment Proposal (as each term is defined in the Definitive Proxy Statement) and, if necessary, the Adjournment Proposal (as defined in the Definitive Proxy Statement). At the Meeting, the sole action taken was the adjournment of the Meeting until March 15, 2024 at 3:00 pm, New York time (the “Adjourned Meeting”)

On March 14, 2024, the Company and Swiftmerge Holding, LP, a Delaware limited partnership (the “Sponsor”) entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with one or more unaffiliated third party or parties (the “Investors”) in exchange for each such third party or third parties agreeing not to redeem certain public Class A ordinary shares, $0.001 par value per share (the “Class A Ordinary Shares”) of the Company sold in its initial public offering (the “Non-Redeemed Shares”) at the Adjourned Meeting. In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Company and the Sponsor agreed, among other items, that the Sponsor will assign an economic interest in certain of its non-public Class A Ordinary Shares (the “Founder Shares”) to the Investor at the rate of 3 Founder Shares for each 10 Non-Redeemed Shares.

The Non-Redemption Agreements are expected to increase the likelihood that the Extension Proposal is approved by the Company’s shareholders, and increase the amount of funds that remain in the Company’s trust account (the “Trust Account”) following the Adjourned Meeting, relative to the amount of funds that would be expected to be remaining in the Trust Account following the Adjourned Meeting had the Non-Redemption Agreements not been entered into and the shares subject to such agreements had been redeemed.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement executed by the Company filed as Exhibit 10.1 hereto and incorporated herein by reference.

Additional Information

Important Information About the Extension and Where to Find It

The Company filed its Definitive Proxy Statement for the Meeting with the SEC on March 4, 2024 to consider and vote upon the Extension Proposal and other matters, and, beginning on or about March 5, 2024, first mailed the Proxy Statement and other relevant documents to its shareholders as of the February 26, 2024 record date for the Meeting. The Company’s shareholders and other interested persons are advised to read the Definitive Proxy Statement and any amendments thereto, as well as all other relevant materials filed or that will be filed with the SEC, in connection with the Company’s solicitation of proxies for the Meeting to be held to approve, among other things, the Extension Proposal, because these documents will contain important information about the Company and the Extension Proposal. Shareholders may also obtain a copy of the Definitive Proxy Statement, as well as other documents filed with the SEC regarding the Extension Proposal and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to the Company’s proxy solicitor, Morrow Sodali LLC, (800) 662-5200, email: IVCP@info.morrowsodali.com.

Participants in the Solicitation

The Company and certain of its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the Extension. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s shareholders in connection with the Extension is set forth in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and the Definitive Proxy Statement and any amendments thereto that have been filed with the SEC. Investors and security holders may obtain more detailed information regarding the names of the Company’s directors and executive officers in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, and other documents of the Company filed, or to be filed, from time to time with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are included in the Definitive Proxy Statement. Shareholders, potential investors and other interested persons should read the Definitive Proxy Statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include, but are not limited to, statements regarding the issuance of the public Class A Ordinary Shares to the non-redeeming Shareholders, additional voting and non-redemption agreements, the amount of funds that will be in the Trust Account on the date of the Meeting and the funds that will remain in the Trust Account following the Meeting and approval of the Extension Proposal and the timing thereof. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the Company to successfully or timely implement the extension or that the approval of the shareholders of the Company is not obtained; the amount of redemption requests made by the Company’s public shareholders; and those factors described or referenced in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, from time to time with the SEC, including the Definitive Proxy Statement. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipate that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so except as otherwise required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and shall not constitute an offer to sell, nor a solicitation of an offer to buy, any securities in connection with the Extension Proposal or otherwise, or the solicitation of a proxy, consent or authorization in any jurisdiction pursuant to the Extension Proposal or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or otherwise in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom, and otherwise in accordance with applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Non-Redemption Agreement executed by the Registrant

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2024

SWIFTMERGE ACQUISITION CORP.

By:	/s/ John Bremner
Name:	John Bremner
Title:	Chief Executive Officer and Director

Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of March 14, 2024 by and among Swiftmerge Acquisition Corp., a Cayman Islands exempted company (the “Company”), Swiftmerge Holdings, LP, a Delaware limited partnership (the “Sponsor”) and the undersigned investor (“Investor”).

RECITALS

WHEREAS, the Sponsor currently holds 3,375,000 private Class A ordinary shares, par value $0.0001 per share of the Company (the “Class A Ordinary Shares,” and the Class A Ordinary Shares held by the Sponsor, the “Founder Shares”);

WHEREAS, the Company expects to hold an extraordinary general meeting of shareholders (the “Meeting”) for the purpose of approving, among other things, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company must consummate an initial business combination (the “Initial Business Combination”) from March 15, 2024 to June 17, 2025 (the “Extension Amendment”);

WHEREAS, the Charter provides that a shareholder of the Company may redeem its public Class A ordinary shares, par value $0.0001 per share (the “Public Shares”) in connection with the Charter amendment, on the terms set forth in the Charter (“Redemption Rights”);

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to Investor in connection with the Company’s completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Sponsor hereby agree as follows:

1.	Terms of Transfer.

1.1. Upon the terms and subject to the conditions of this Agreement, the Sponsor agrees that if (a) as of 5:00 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Extension Amendment is approved at the Meeting and is effected by the Company’s filing with the Cayman Islands Registrar of Companies the Third Amended and Restated Memorandum and Articles of Association of the Company, then the Sponsor hereby agrees to assign to Investor for nominal consideration the Assigned Securities set forth on Exhibit A, and the Sponsor agrees to assign to Investor the Economic Interest (as defined below) associated with the Assigned Securities that the Sponsor has agreed to assign to Investor. “Investor Shares” shall mean [•] Public Shares.

1.2. The Sponsor and Investor hereby agree that the assignment of the Assigned Securities shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor or its permitted transferees executes the Joinder (as defined below) to that certain Letter Agreement dated December 17, 2021 (as it exists on the date hereof, the “Letter Agreement”), by and among the Company, the Sponsor, and the other parties thereto. Upon the satisfaction of the foregoing conditions, as applicable, the Sponsor shall promptly transfer (and no later than two (2) business days following the closing of the Initial Business Combination) the Assigned Securities to Investor (or its permitted transferees). The Sponsor and Company covenant and agree to facilitate such transfer to Investor (or its permitted transferees) in accordance with the foregoing.

1.3. Adjustment to Share Amounts. If at any time the number of outstanding Class A Ordinary Shares is increased or decreased by a consolidation, combination, split or reclassification of the Ordinary Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding Ordinary Shares.

1.4. Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of ordinary shares of the Company, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Securities converted or exchanged.

1.5. Forfeitures, Transfers, etc. Notwithstanding the limited partnership agreement of the Sponsor (as it exists on the date hereof, the “Sponsor LP Agreement”) or the Letter Agreement effective as of the date of this Agreement or anything else that may permit a result to the contrary, the Assigned Securities shall not under any circumstances or for any reason be subject to forfeiture, surrenders, claw-backs, transfers, disposals, exchanges or earn-outs or similar.

1.6. Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through the Company’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7. Assignment of Registration Rights. Concurrent with the transfer of Assigned Securities to Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Investor with respect to the Assigned Securities under that certain Registration and Shareholder Rights Agreement, dated December 17, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other shareholders of the Company signatory thereto, and hereby represents and confirms to Investor that, upon Investor’s receipt of the Assigned Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. This Agreement constitutes the Sponsor’s written notice to the Company of such assignment in accordance with the Registration Rights Agreement (if required). Investor and the Company shall execute the Joinder (as defined below) pursuant to which Investor will be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.8. Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities to Investor, Investor shall execute a joinder to the Letter Agreement and the Registration Rights Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with the Company to be bound solely by Section 5 of the Letter Agreement solely with respect to the Assigned Securities and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.9. Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of the Company’s shareholders to approve the Extension Amendment at the Meeting, or the determination of the Company not to proceed to effect the Extension Amendment, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of the Company or (d) the mutual written agreement of the parties hereto.

2.	Assignment of Economic Interest.

2.1. Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by the Sponsor pursuant to the Sponsor LP Agreement allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2. If at any time the number of outstanding Ordinary Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event (other than the conversion of Class B Ordinary Shares to shares of Class A ordinary shares following an Initial Business Combination), then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Ordinary Shares.

2.3. Investor acknowledges and agrees that it is not a member of the Sponsor, it has no right to vote on matters of the Sponsor or to vote with respect to any Assigned Securities, and it has no right to vote Founder Shares prior to transfer of any such shares to Investor pursuant to this Agreement.

2.4. Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Ordinary Shares or other non-cash property that is subject to the transfer restrictions and/or the lockup period set forth in Section 5 of the Letter Agreement, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.5. If the conditions to the transfer of the Founder Shares in Section 1 are not satisfied with respect to any Founder Shares, then Investor shall automatically assign its Economic Interests in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1. No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2. Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3. Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.4. Restrictions on Transfer; Trust Account; Redemption Rights.

3.4.1. Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to Investor may continue to be, subject to the Transfer Restrictions and certain other restrictions as set forth in the Letter Agreement.

3.4.2. Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of the Company’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

3.4.3. Investor waives any right that it may have to elect to have the Company redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made prior to the date of this Agreement with respect to the Investor Shares in connection with the Extension Amendment. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or to trade or redeem any Investor Shares in its discretion and at any time after March 15, 2024.

3.4.4. Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities except as may be permitted by the Letter Agreement.

3.5. Voting. Investor agrees that it will and will cause its controlled affiliates to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) all of the Ordinary Shares owned, as of the applicable record date, by any of them at the Meeting in favor of the Extension Amendment and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

3.6. Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7. Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement, the Sponsor LP Agreement and the Letter Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8. Independent Investigation. Investor has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s management concerning the Company and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.9. Organization and Authority. If any entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.10. Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), Investor hereby represents that it has satisfied itself as to its full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities applicable to it, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained by it, and (iv) the income tax and other tax consequences to it, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction applicable to it.

3.11. Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.12. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.13. No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement, and the form of Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, the Company, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.14. Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.15. No General Solicitation. Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.16. Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1. Power and Authority. The Sponsor is a limited partnership duly formed and validly existing and in good standing as a limited partnership under the laws of the State of Delaware and possesses all requisite limited partnership power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities.

4.2. Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3. Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws).

4.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor LP Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor LP Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or transfer the Assigned Securities in accordance with the terms hereof.

4.5. No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6. Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7. Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of its Founder Shares representing the economic benefit of the Assigned Securities other than any transfer pursuant to the Sponsor LP Agreement in connection with an Initial Business Combination, but in all cases subject to Section 1.5 (Forfeitures, Transfers, etc.).

4.8. Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

5.

Trust Account. Until the earlier of (a) the consummation of the Initial Business Combination; (b) the liquidation of the Trust Account; and (c) 36 months from consummation of the Company’s initial public offering (or such later date as may be approved by the Company’s shareholders in accordance with the Company’s Charter), the Company will maintain the investment of funds held in the Trust Account in (i) interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “ICA”), having a maturity of 185 days or less, (ii) in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the ICA, which invest only in direct U.S. government treasury obligations or (iii) in other interest bearing accounts (including demand deposits) as permitted by the ICA that would not be considered United States government securities within the meaning of the ICA. the Company further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

6.

Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1. Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party.

7.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.

Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.

Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability.

10.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.

No Publicity; Disclosure. The Sponsor agrees that it will not, without the prior written consent of Investor, publicly disclose the name of Investor or any of its affiliates or investment advisors, other than as required by applicable law, rule or regulation, in which case Sponsor shall provide Investor with prior written notice of such disclosure. The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Agreement, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (including by calling out in the body of the Disclosure Document the provisions of Section 5 hereof) and any other material, nonpublic information that the Company has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, Investor shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees.

13.

Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.

Most Favored Nation. In the event the Sponsor enters one or more other non-redemption or forward share purchase agreements with other investors before or after the execution of this Agreement (any such agreement, an “Other Agreement”), the Sponsor represents that the terms of such Other Agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor, it being understood that a ratio higher than 3:10 of Assigned Securities to Investor Shares in any such Other Agreement would be materially more favorable to such other investors . In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

15.

Other Agreements. For the avoidance of doubt, this Agreement does not in any modify, supplement or amend the rights and obligations of the Investor (or an affiliate of the Investor) with respect to the Class B Founder Shares and Private Placement Warrants acquired at or about the time of the Company’s initial public offering.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

By:
Name:
Title: Authorized Signatory

SPONSOR:

Swiftmerge Holdings, LP,

By:	Swiftmerge Holdings GP, LLC,
its general partner

By:	/s/ Aston Loch
Name: Aston Loch
Title: Manager

COMPANY:

SWIFTMERGE ACQUISITION CORP.

By:	/s/ John S. Bremner
Name: John S. Bremner
Title: Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

EXHIBIT A

Account	EIN	Address	Founder Shares to be Transferred / Economic Interest Assigned
1

[1]	RATIO: Equal to 3 Founder Share for every 10 Investor Shares.

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT

March [__], 2024

Reference is made to that certain Agreement, dated as of March [__], 2024 (the “Agreement”), by and between the undersigned investor (“Investor”) and Swiftmerge Holdings, LP, (the “Sponsor”), pursuant to which Investor acquired securities of Swiftmerge Acquisition Corp. (the “Company”) from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated December 17, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsor and the other parties thereto, and the other thereto, solely with respect to Section 5 of the Letter Agreement, and shall be bound by, and entitled to the rights provided under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities; and (ii) shall become a party to that certain Registration and Shareholder Rights and Agreement, dated December 17, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other shareholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED: SWIFTMERGE ACQUISITION CORP.

By:
Name: John S. Bremner
Title: Chief Executive Officer